Exhibit 99.1

EchoStar Corporation Completes Hughes Communications, Inc. Acquisition

Combination creates a worldwide leader in satellite delivered video and broadband services

Englewood, Colorado and Germantown, Maryland, June 8, 2011—EchoStar Corporation (NASDAQ: SATS) and Hughes Communications, Inc. (NASDAQ: HUGH) announced today the successful completion of EchoStar’s acquisition of Hughes.

EchoStar Corporation is recognized as a leader in the telecommunications industry for its innovation in satellite solutions and technology, and its broadcasting expertise. Hughes is the global leader in broadband satellite technologies and services, and a leading provider of managed network services. The combined companies will create a powerhouse in satellite based digital video and broadband technologies and services.

Under the terms of the transaction, Hughes’ shareholders will receive $60.70 per share without interest, which represents a premium of 31% over Hughes’ unaffected closing share price of $46.43 on January 19, 2011. The funding of the acquisition is being supported by the recent successful placement of $1.1 billion of senior secured notes and $900 million of senior unsecured notes.

“This strategic combination will significantly expand our know-how to develop exciting new video and data products and solutions, opening up global market opportunities that leverage our leadership in the delivery of innovative video and broadband data services,” said Michael Dugan, Chief Executive Officer and President of EchoStar. “Hughes is the world’s leading provider of satellite broadband for home and office, with innovative network technologies, managed services and solutions for enterprises and governments globally. The two companies together will have an extensive fleet of owned and leased satellites, experienced personnel and communications facilities around the world, creating a global leader in video and data transport.”

“We also want to express our appreciation for the FCC’s thorough but expeditious review process, approving the merger less than 82 days after public notice,” said Mr. Dugan.

About EchoStar and Hughes

EchoStar Corporation (NASDAQ: SATS) is a premier global provider of satellite operations and digital TV solutions that enhance today’s home entertainment lifestyle. Its wholly owned subsidiary Hughes is the world’s leading provider of satellite broadband for home and office, delivering innovative network technologies and managed network services for enterprises and governments in more than 100 countries. Among the many offerings of this combined powerhouse in broadband data and video are HughesNet®, the market’s #1 high-speed satellite Internet service; Sling Media’s award-winning SlingLoaded® technology; and Move Networks’ adaptive bit-rate streaming technology.

Headquartered in Englewood, Colo. with more than 4,600 employees worldwide, EchoStar has more than 25 years of experience designing, developing and distributing award-winning television set-top boxes, services and related delivery products for television. EchoStar delivers satellite broadband and transport services for enterprises, governments, small businesses, and consumers using 11 satellites and related broadcast licenses around the globe. For more information, please visit www.EchoStar.com and www.Hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

EchoStar

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its most recent quarterly report on Form 10-Q. The forward-looking statements speak only as of the date made, and EchoStar Corporation expressly disclaims any obligation to update these forward-looking statements.